                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                FORM 8-K/A NO. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                        DATE OF REPORT: SEPTEMBER 1, 2000



                              CHECKFREE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           Delaware                       0-26802               58-2360335
-------------------------------   ---------------------   ----------------------
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NO.)       (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                                 (678) 375-3387
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)



                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


                             ---------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 7, 2000, CheckFree Corporation, a Delaware corporation (the "Company"), entered into an Amended and Restated Agreement and Plan of Merger (the "Agreement"), by and among the Company; Microsoft Corporation, a Washington corporation ("Microsoft"); First Data Corporation, a Delaware corporation ("FDC"); Citibank, N.A., a Delaware corporation ("Citibank", and, together with Microsoft and FDC, the "Parents"); H&B Finance, Inc., a Washington corporation and a wholly-owned subsidiary of Microsoft ("H&B"); FDC International Partner Inc., a Delaware corporation and a wholly-owned subsidiary of FDR Subsidiary Corp., which is a Delaware corporation and a wholly-owned subsidiary of First Data Resources, Inc., which is a Delaware corporation and a wholly-owned subsidiary of FDC ("FDC International"); MSFDC International, Inc., a Delaware corporation ("International GP"); Citi TransPoint Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Citibank ("Citi Holdings" and, together with H&B and FDC International, the "Holding Subsidiaries"); TransPoint Acquisition Corporation, a Washington corporation and a wholly-owned direct subsidiary of the Company ("Merger Sub A"); Tank Acquisition Corporation, a Delaware corporation and a wholly-owned direct subsidiary of the Company ("Merger Sub B"); Chopper Merger Corporation, a Delaware corporation and a wholly-owned direct subsidiary of the Company ("Merger Sub C" and, together with Merger Sub A and Merger Sub B, the "Merger Subsidiaries"); CheckFree Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company; Microsoft II, LLC, a Delaware limited liability company all of the equity interests in which are owned by Microsoft; and First Data, L.L.C., a Delaware limited liability company all of the equity interests in which are owned by FDR, which provided, among other things, for:

                  (1) the merger of Merger Sub A with and into H&B in accordance with the applicable provisions of the Washington Business Corporations Act, pursuant to which H&B shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Washington as a wholly-owned direct subsidiary of the Company;

                  (2) the merger of Merger Sub B with and into FDC International in accordance with the applicable provisions of the Delaware General Corporation Law, pursuant to which FDC International shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Delaware as a wholly-owned direct subsidiary of the Company; and

                  (3) the merger of Merger Sub C with and into Citi Holdings in accordance with the applicable provisions of the Delaware General Corporation Law, pursuant to which Citi Holdings shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Delaware as a wholly-owned direct subsidiary of the Company.

Each of the mergers referred to hereinabove, collectively referred to hereinafter as the Mergers (the "Mergers").

         Under the terms of the Agreement, the Company agreed to acquire all of the stock of the TransPoint entities in exchange for common stock, $.01 par value, of the Company (the "Common Stock"). The Mergers were completed on September 1, 2000. Pursuant to the terms of the Agreement, 17,000,000 shares of Common Stock were issued. The shares of Common Stock received by the stockholders of the TransPoint entities have been registered under the Securities Act of 1933, as amended.

         The Company's Board of Directors approved the issuance of the 17,000,000 shares pursuant to the original Agreement and Plan of Merger on February 11, 2000 and pursuant to the Amended and Restated Agreement and Plan of Merger on May 31, 2000. The Company's shareholders approved the Mergers and the issuance of the 17,000,000 shares on September 1, 2000.

         The transaction was accomplished through arms-length negotiations between the Company's management and management of the TransPoint entities. There was no material relationship between the stockholders of the TransPoint entities and the Company or any of the Company' affiliates, any of the Company's directors or officers, prior to this transaction.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  The financial statements of the TransPoint entities, as audited by their independent auditors for the periods reflected therein are found on the Company's Form 8-K, dated as of July 12, 2000, and filed with the Securities and Exchange Commission on July 12, 2000, and incorporated herein by reference.

         (B)      PRO FORMA FINANCIAL INFORMATION.

                  The following is a list of the pro forma condensed combining financial information for CheckFree and TransPoint filed with this report:

                  Unaudited Pro Forma Condensed Combining Balance Sheet as of June 30, 2000.....................  F-1

                  Unaudited Pro Forma Condensed Combining Statements of Operations for the Year Ended June
                    30, 2000....................................................................................  F-2

                  Notes to Unaudited Pro Forma Condensed Combining Financial Information with the
                    TransPoint entities.........................................................................  F-3

                  Notes to Unaudited Pro Forma Condensed Combining Financial Information........................  F-4


         (C)      EXHIBITS.

                Exhibit No.                      Description

                    2(a) Amended and Restated Agreement and Plan of Merger (the "Agreement"), by and among the CheckFree Corporation; Microsoft Corporation; First Data Corporation; Citibank, N.A.; H&B Finance, Inc.; FDC International Partner Inc.; MSFDC International, Inc.; Citi TransPoint Holdings Inc.; TransPoint Acquisition Corporation; Tank Acquisition Corporation; Chopper Merger Corporation; Microsoft II, LLC; and First Data, L.L.C. (Reference is made to Appendix A to the Registration Statement on Form S-4, as amended (Registration No. 333-41098), filed with the Securities and Exchange Commission on July 10, 2000, and incorporated herein by reference).

                   23 Consent of Deloitte & Touche LLP. (Reference is made to Exhibit 23 previously filed with this Form 8-K, filed with the Securities and Exchange Commission on September 12, 2000 and incorporated herein by reference).

                   99 Press release, dated September 5, 2000, entitled "CheckFree and TransPoint Complete Merger." (Reference is made to Form 8-K, filed with the Securities and Exchange Commission on September 5, 2000, and incorporated herein by reference).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CHECKFREE CORPORATION

Date: November 8, 2000                      /s/ David E. Mangum
                                            ------------------------------------
                                            By: David E. Mangum, Executive Vice
                                                President and Chief Financial
                                                Officer

                         UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                                          AS OF JUNE 30, 2000
                                             (IN THOUSANDS)

                                                  Historical Amounts
                                               ------------------------
                                                CheckFree                    Pro Forma
                                               Corporation   TransPoint     Adjustments         Total
                                               -----------   ----------     -----------      ----------
ASSETS:
Current assets:
   Cash and cash equivalents                    $ 128,074      $  7,670      $   89,530 (1)  $  225,274
   Investments                                     56,548            --              --          56,548
   Accounts receivable, net                        58,308            13             (13)(1)      58,308
   Prepaid expenses and other assets               12,813           500            (500)(1)      12,813
   Deferred income taxes                            9,733            --              --           9,733
                                                ---------      --------      ----------      ----------
        Total current assets                      265,476         8,183          89,017         362,676
Property and equipment, net                        93,214           630              --          93,844
Capitalized software, net                          37,189         9,019         218,881 (1)     246,489
                                                                                (18,600)(2)
Goodwill, net                                     213,305            --         782,518 (1)     995,823
Intangible assets, net                             37,395            --         552,300 (1)     589,695
Investments                                        23,003            --              --          23,003
Deferred income taxes                              29,248            --              --          29,248
Other noncurrent assets                            13,704            --              --          13,704
                                                ---------      --------      ----------      ----------
               Total assets                     $ 713,114      $ 17,832      $1,624,116      $2,355,062
                                                =========      ========      ==========      ==========

LIABILITIES AND STOCKHOLDER'S EQUITY:
Current liabilities:
   Accounts payable                             $  10,158      $  8,145      $   (8,145)(1)  $   10,158
   Accrued liabilities                             43,958         7,685          (6,359)(1)      45,959
                                                                                    675 (3)
   Current portion of long-term obligations         5,955            --              --           5,955
   Deferred revenue                                26,644         4,500              --          31,144
                                                ---------      --------      ----------      ----------
       Total current liabilities                   86,715        20,330         (13,829)         93,216
Accrued rent and other                              7,269            --              --           7,269
Obligations under capital leases - less
  current portion                                     736            --              --             736
Convertible subordinated notes                    172,500            --              --         172,500
Minority interest                                      --        37,965         (37,965)(1)          --
Deferred income taxes                                  --            --         304,640 (1)     304,600
                                                ---------      --------      ----------      ----------
       Total liabilities                          267,220        58,295         252,846         578,361
Stockholders' equity:
   Common stock                                       584            --             170 (1)         754
   Additional paid-in capital                     771,892            --       1,349,912 (1)   2,121,129
                                                                                   (675)(3)
   Members' capital deficiency                         --       (40,463)         40,463 (1)          --
   Other                                             (262)           --                            (262)
   Accumulated deficit                           (326,320)                      (18,600)(2)    (344,920)
                                                ---------      --------      ----------      ----------
       Total stockholder's equity                 445,894       (40,463)      1,371,270       1,776,701
                                                ---------      --------      ----------      ----------
              Total liabilities and
                stockholders' equity            $ 713,114      $ 17,832      $1,624,116      $2,355,062
                                                =========      ========      ==========      ==========

See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                                        CHECKFREE CORPORATION
                   UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS
                                   FOR THE YEAR ENDED JUNE 30, 2000
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL AMOUNTS
                                               -------------------------
                                                CHECKFREE                    PRO FORMA
                                               CORPORATION    TRANSPOINT    ADJUSTMENTS       TOTAL
                                               -----------    ----------    -----------     ---------
Revenues:
   Processing and servicing                      $261,621      $     18      $      --      $ 261,639
   License Fees                                    16,818            --             --         16,818
   Maintenance Fees                                18,752            --             --         18,752
   Other                                           13,004            --             --         13,004
                                                 --------      --------      ---------      ---------
        Total revenues                            310,195            18             --        310,213

Expenses:
   Cost of processing, servicing and support      182,540        20,349             --        202,889
   Research and development                        35,631        11,191             --         46,822
   Sales and marketing                             44,782        18,609             --         63,391
   General and administrative                      40,931         2,232             --         43,163
   Depreciation and amortization                   42,830         1,970        360,045 (4)    404,845
   In-process research and development              6,900            --             --          6,900
                                                 --------      --------      ---------      ---------
        Total expenses                            353,614        54,351        360,045        768,010
                                                 --------      --------      ---------      ---------


Loss from operations                              (43,419)      (54,333)      (360,045)      (457,797)
Other:
   Minority interest                                   --         7,972         (7,972)(5)         --
   Interest, net                                     (338)        1,170             --            832
                                                 --------      --------      ---------      ---------
Loss before income taxes                          (43,757)      (45,191)      (368,017)      (456,965)
Income tax benefit                                (11,437)           --        (80,187)(4)    (91,624)
                                                 --------      --------      ---------      ---------
Net loss                                         $(32,320)     $(45,191)     $(287,830)     $(365,341)
                                                 ========      ========      =========      =========

Basic loss per share:
   Net loss per common share                     $  (0.61)                                  $   (5.19)
                                                 ========                                   =========
   Equivalent number of shares                     53,367                       17,000         70,367
                                                 ========                    =========      =========

Diluted loss per share:
   Net loss per common share                     $  (0.61)                                  $   (5.19)
                                                 ========                                   =========
   Equivalent number of shares                     53,367                       17,000         70,367
                                                 ========                    =========      =========

See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                              CHECKFREE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION
                                 WITH TRANSPOINT


1. Adjustment to reflect the issuance of CheckFree Corporation common stock and related acquisition expenses as the total purchase price for the net assets of TransPoint, and the revaluation of TransPoint's capitalized software costs and the elimination of TransPoint's minority interest and members' capital deficiency, net of an agreed to working capital adjustment whereby all current assets and liabilities will be retained by the seller and the final TransPoint balance sheet will include $97.2 million of cash. The fair values of intangible assets are based on an independent appraisal as of the closing of the transaction. The final value of intangible assets will change with any change in TransPoint's balance sheet from June 30, 2000 to the closing date of September 1, 2000.

                                                                                    (In thousands)
Cash .....................................................................   $   89,530
Accounts payable .........................................................        8,145
Accrued liabilities ......................................................        7,684
Capitalized software, net ................................................      218,881
Goodwill, net ............................................................      782,518
Other intangible assets, net .............................................      552,300
Minority interest ........................................................       37,965
     CheckFree Corporation common stock ..................................                  $      170
     CheckFree Corporation additional paid-in capital ....................                   1,349,912
     TransPoint members' capital deficiency ..............................                      40,463
     Long term deferred income tax liability .............................                     304,640
     Accrued acquisition expenses ........................................                       1,325
     Accounts receivable .................................................                          13
     Prepaid expenses ....................................................                         500
                                                                             ----------     ----------
               Totals ....................................................   $1,697,023     $1,697,023
                                                                             ==========     ==========


The following chart indicates the components of the estimated purchase price inherent in the adjusting entry:

                                                                                          (In thousands)
CheckFree Corporation common stock                                                          $1,350,083
Estimated working capital adjustment                                                          (104,847)
Estimated direct acquisition expenses                                                            1,325
                                                                                            ----------
     Total estimated purchase price                                                         $1,246,561
                                                                                            ==========

         The estimated purchase price will be issued in exchange for the net assets of TransPoint on the closing date.

         The purchase price reflects the assumed issuance of 17,000,000 shares of CheckFree Corporation common stock at $79.42 per share, which is the average end of day price of CheckFree Corporation common stock for the three trading days preceding and the three days following the announcement of the acquisition of TransPoint. Under the terms of the merger and contribution agreement, TransPoint will have $97,200 in cash and no other current assets or liabilities in their balance sheet at the effective time of the closing of the mergers.

The following table provides the allocation of the purchase price inherent in the adjusting entry:

                                                                                  (In thousands)
In-process research and development (Note B)                                        $   18,600
Current technology and products:
   BIS / communications            (estimated life of 3 years)..................        28,200
   Service center                  (estimated life of 3 years)..................        95,300
   Delivery applications           (estimated life of 3 years)..................        58,800
   Payments / interface            (estimated life of 3 years)..................        27,000
                                                                                    ----------
       Sub-total IPR&D and current technology and products                             227,900
Goodwill                           (estimated life of 5 years)..................       782,518
Other intangible assets:
   Strategic agreements            (estimated life of 5 years)..................       495,000
   Customer list                   (estimated life of 3 years)..................        29,000
   Tradename                       (estimated life of 1 year )..................        28,300
                                                                                    ----------
        Sub-total other intangible assets.......................................       552,300
Deferred income taxes...........................................................      (304,640)
Net assets of TransPoint:
   Cash and cash equivalents....................................................         7,670
   Property and equipment.......................................................           630
   Liabilities assumed..........................................................       (20,330)
   Other, net...................................................................           513
                                                                                    ----------
        Sub-total net assets....................................................       (11,517)
                                                                                    ----------
Total purchase price............................................................    $1,246,561
                                                                                    ==========

         The useful lives of the various intangible assets identified are based on management's preliminary estimates. Under the caption of current technology and products, lives are based on assumptions regarding the time expected for the indicated technology or product to become obsolete, which are driven primarily by planned future development work designed to replace the existing technology or product. The useful life assigned to goodwill is based upon currently acceptable lives for these assets. The useful life of five years that CheckFree assigned to strategic agreements is base on the contractual life of the related agreements. The useful life CheckFree assigned to the customer list is based on the estimate of future revenue base from the existing customers. The useful life CheckFree assigned to tradename is based on the estimated time that will pass before CheckFree discontinues the use of the related name. CheckFree will amortize these intangible assets on a straight-line basis over their estimated useful lives.

2. Adjustment to write off the balance of the balance of in-process research and development costs. As the amount is not deductible for federal or state income tax purposes, there is no related income tax benefit resulting from the charge. Refer to Note B for an explanation of in-process research and development.

                                                           (In thousands)
Accumulated deficit                                     $18,600
     Capitalized software, net                                       $18,600


3. Adjustment to accrue the cost of registering shares of CheckFree Corporation common stock issued for TransPoint.

                                                          (In thousands)
Additional paid-in capital                              $675
     Accrued liabilities                                             $675

4. Adjustment to reflect additional amortization expense and the related income tax benefit associated with the intangible assets acquired from TransPoint.

                                                               (In thousands)
YEAR ENDED JUNE 30, 2000
Depreciation and amortization                              $360,045
Long term deferred income tax liability                      80,187
     Capitalized software, net                                           $ 63,500
     Goodwill, net                                                        159,578
     Other intangible assets, net                                         136,967
     Income tax benefit                                                    80,187
                                                           --------      --------
          Total                                            $440,232      $440,232
                                                           ========      ========

         Goodwill amortization is non-deductible for federal and state income tax purposes. A blended effective income tax rate of 40% was applied to the deductible amortization to determine the related income tax benefit in the entry above.

5. Adjustment to reflect the elimination of minority interest recorded in the period, due to the acquisition of all of the ownership interest in TransPoint by CheckFree Corporation.


         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

         Note A: Management believes that the assumptions used in preparing the Unaudited Pro Forma Condensed Combining Balance Sheet and the Unaudited Pro Forma Condensed Combining Statement of Operations provide a reasonable basis for presenting the significant effects of the acquisition of TransPoint; that the pro forma adjustments give appropriate effect to those assumptions; and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Condensed Combining Balance Sheet and Statement of Operations.

         Note B: The Unaudited Pro Forma Condensed Combining Balance Sheet of CheckFree Corporation and TransPoint has been prepared as if the mergers were completed as of June 30, 2000, and was accounted for as a purchase. CheckFree Corporation will issue 17,000,000 shares of its common stock valued at $79.42 for the net assets of TransPoint. Under the terms of the merger agreement, TransPoint will clear its balance sheet of all current assets and liabilities and fund the balance sheet to $97.2 millon of cash immediately prior to the closing of the mergers. CheckFree Corporation expects to incur approximately $1.3 million of direct acquisition costs. The total purchase price of $1,246,561,000 was allocated to assets acquired and liabilities assumed based on TransPoint's June 30, 2000 balance sheet.

         The allocation of the TransPoint purchase price among the identifiable tangible and intangible assets is based on estimates of the fair market value of those assets. Final determination of the allocation of the purchase price will be based on independent appraisals that CheckFree Corporation expects to have completed shortly after the mergers are consummated.

         TransPoint currently has four general technologies under development that meet the specific requirements of SFAS No. 2 for qualification as in-process research and development, or IPRD. Critical elements of SFAS No. 2's definition of IPRD are that:

         o The product has not yet demonstrated its technological feasibility; and

         o        The product does not have an alternative future use.

These in-process technologies include Biller Integration System /
Communications, the Service Center, Delivery Applications, and Payment / Interface technologies. Their descriptions are found below.

         BIS / Communications technology. The Biller Integration System ("BIS") is provided to the biller to run on-site and supplies the web-hosting for the biller. The BIS help implement the templates and develop the look and feel for marketing components. The BIS also includes automation interfaces, EI interfaces, and the console. The following features of the BIS / Communications technology are under development:

         o Remote access or the Remote BIS Console, which will allow Biller operators and administrators to perform selected gateway operations from remote machines using a Web-based interface to the BIS.

         o International "Fixes", which are fixes to the BIS system to correct incompatibilities with international currency and date settings.

         o Platform Updates that will support installation of the BIS gateway on the Windows 2000 Server platform.

         Service Center technology. The Service Center connects the TransPoint servers to the BIS on the biller site, the automated clearinghouse, other third-party servers, and the individual consumer. The Service Center includes the database and operational functions as well. The following features of the Service Center are under development:

         o Email notification currently uses an internal Microsoft server. The system is being modified to incorporate the industry standard allowing the use of any server environment to send data over the Internet. In addition, service-generated e-mail messages will be in HTML format (rather than plain text) for a richer customer experience.

         o SysAdmiral upgrade, in which the installation scripts for the service center are being upgraded to support the latest version of SysAdmiral.

         Delivery Applications. The Delivery Applications generate the actual web pages through its user interface. This technology creates not only the TrahsPoint consumer site, but also the operations, corporate, and support sites. The following features of the Delivery Applications are under development:

         o Passport Integration / Authorization, in which the security and authentication systems of the TransPoint service will be modified to use Microsoft Passport as the only method for user authentication. In addition, the user interface will be modified to allow migration of existing user accounts to Microsoft Passport.

         o User Registration Improvement, in which consumer registration is being modified significantly, with the goal of retaining new consumers. Changes include sending consumers to the Microsoft Passport Web site to obtain a Passport account, and condensing the number of screens in registration. In addition, new consumers are permitted greater access to the system and features as they await identity and payment account verification.

         o Recurring Payments, whereby consumers will now be able to set up automatic "pay anyone" payments and automatic rules-based handling of electronic bills by payee.

         o Batch Enabling, whereby biller operators and administrators will now be able to enable statement batches directly from the TransPoint Operations site. A new "Enable Batch" button will be added to the Preview Statements screen on the TransPoint Operations site.

         o Reporting Upgrades, in which a variety of user-interface upgrades are underway to improve performance of the reporting subsystem, improve the reporting content available to billers, and increase the overall reliability of the TransPoint system.

         o Payment Center User Interface Improvements, which includes a variety of user interface improvements to fix minor UI issues, enhance accessibility options, and improve overall site usability.

         Payment / Interface. Tbe Payment Interface technology connects the Service Center to the ACH, ODFI, and other third-party servers as well as processing all payment and settlement information. The following features of the Payment / Interface technology are under development:

         o Microsoft Money Download, in which this feature is being rearchitected and reimplemented in its entirety to correct incompatibilities between the existing Microsoft Money download feature and the newest version of Money.

         o Credit Card Payments, which provides code that allows the TransPoint system to support the use of credit cards for payment settlement.

         There are risks and uncertainties associated with the completion of these in-process technologies. These risks include:

         o        Not Technologically Feasible.

                 The acquired IPRD had not demonstrated technological or commercial feasibility as of the transaction date for TransPoint. Significant risks exist because TransPoint is unsure of the obstacles it will encounter in the form of market acceptance, time and cost necessary to produce a technologically feasible product. SFAS No. 2 does not specifically require an analysis of the development effort expended relative to an acquisition date. It is reasonable to assume, however, that an IPRD project would require a significant amount of time and cost in order to modify for CheckFree Corporation's use in the marketplace. Should the proposed technology fail to become viable, it is unlikely that CheckFree Corporation would realize any value from the sale of the technology to another party.

         o        No Alternative Future Use.

                  The acquired IPRD consists of TransPoint's work to date on its products. The products are very specific to the tasks and markets for which it is intended. As is typically the case with software, there are no alternative use for the in-process work in the event that the product does not become feasible for CheckFree Corporation. The development effort for the acquired IPRD does not possess an alternative future use for CheckFree Corporation under the terms of SFAS No. 2.

                  If the TransPoint project underway fails, there will be very limited life to the existing product because the continuing pace of technological developments in the marketplace will have rendered them non-competitive. In the event of a failure, the technology acquired, as embodied in either current or in-process products, will have no alternative use and would be written off as a loss by CheckFree Corporation.

         The following table represents information regarding the status of the various in-process research and development projects acquired:

                              Estimated      Estimated     Expected
                               Stage of     Completion     Cost to
                              Completion       Date        Complete   Valuation
                              ----------       ----        --------   ---------

                                                               (In thousands)
BIS / Communications             80%       October 2000      $100      $ 1,200
Service Center                   80%       October 2000       121        5,900
Delivery Applications            80%       October 2000       396        9,500
Payment / Interface              80%       October 2000       100        2,000
                                                             ----      -------
      Total                                                  $717      $18,600
                                                             ====      =======

         The method used to allocate the purchase consideration to IPRD was the modified income approach. Under the income approach, fair value reflects the present value of the projected free cash flows that will be generated by the IPRD projects and that is attributable to the acquired technology, if successfully completed. The modified income approach takes the income approach, modified to include the following factors:

         o        analysis of the stage of completion of each project;

         o exclusion of value related to research and development yet-to-be completed as part of the on-going IPRD projects; and

         o        the contribution of existing technologies and applications.

         The projected revenues used in the income approach are based upon the incremental revenues associated with a portion of the project related to TransPoint's technology likely to be generated upon completion of the project and the beginning of commercial sales, as estimated by management. The projections assume that the projects will be successful and the projects' development and commercialization are as set forth by management. The discount rate used in this analysis is an after tax rate of 24%.

         Note C: CheckFree Corporation' statement of operations for the year ended June 30, 2000, has been combined with the TransPoint statement of operations for the year ended June 30, 2000. Actual income statements of CheckFree Corporation and TransPoint will be combined from the effective date of the merger, with no retroactive restatement.

         Note D: The unaudited pro forma condensed combining statement of operation for CheckFree Corporation and TransPoint have been prepared as if the merger was completed on July 1, 1999, the beginning of the earliest period presented. The unaudited pro forma combined net loss per share is based on the weighted average number of shares of CheckFree Corporation common stock outstanding during the period, adjusted to give effect to shares assumed to be issued had the merger taken place as of July 1, 1999.

         Note E: The unaudited pro forma condensed combining statement of operations does not include a charge for the value of the estimated $18.6 million (no income tax effect) of purchased research and development arising from the merger, which will be expensed at acquisition, as this expense will not have a continuing impact.

                                  EXHIBIT INDEX

     Exhibit No.                            Description

         2(a) Amended and Restated Agreement and Plan of Merger (the "Agreement"), by and among the CheckFree Corporation; Microsoft Corporation; First Data Corporation; Citibank, N.A.; H&B Finance, Inc.; FDC International Partner Inc.; MSFDC International, Inc.; Citi TransPoint Holdings Inc.; TransPoint Acquisition Corporation; Tank Acquisition Corporation; Chopper Merger Corporation; Microsoft II, LLC; and First Data, L.L.C. (Reference is made to Appendix A to the Registration Statement on Form S-4, as amended (Registration No. 333-41098), filed with the Securities and Exchange Commission on July 10, 2000, and incorporated herein by reference).

        23            Consent of Deloitte & Touche LLP. (Reference is made to
                      Exhibit 23 previously filed with this Form 8-K, filed with the Securities and Exchange Commission on September 12, 2000 and incorporated herein by reference).

        99 Press release, dated September 5, 2000, entitled "CheckFree and TransPoint Complete Merger." (Reference is made to Form 8-K, filed with the Securities and Exchange Commission on September 5, 2000, and incorporated herein by reference).